UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 4, 2024 (June 3, 2024)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

On June 4, 2024, Transocean Ltd. (“Transocean”) announced contract fixtures for three of its harsh environment semisubmersibles. Together, the fixtures represent approximately $161 million in firm contract backlog.

In Norway, Transocean Spitsbergen was awarded a three-well contract extension with Equinor. The program is expected to commence in the fourth quarter of 2025 in direct continuation of the rig’s current program and contribute approximately $72 million in backlog, excluding additional services. The extension also includes options for up to six additional wells.

Transocean Norge was awarded a three-well contract extension with Wintershall Dea. The estimated 140-day program is expected to commence in the first quarter of 2028 in direct continuation of the rig’s current program and contribute approximately $71 million in backlog, excluding additional services.

In Australia, Woodside exercised its second option for the Transocean Endurance. The estimated 45-day well is expected to commence in direct continuation of the rig’s current program and contribute approximately $18 million in backlog.

A copy of the press release relating to these fixtures is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 8.01Other Events.

On June 3, 2024, a subsidiary of Transocean entered into a non-binding letter of intent with certain funds managed and/or advised by Hayfin Capital Management LLP and/or its affiliates (together, “Hayfin”) for the acquisition by Transocean of the outstanding equity interests in the joint venture that owns the Transocean Norge. Presently, Transocean owns a 33.0% interest in the joint venture and Hayfin owns the remaining 67.0% ownership interest. The consideration in the proposed transaction is anticipated to be a combination of ordinary shares of Transocean and senior notes issued by a subsidiary of Transocean. The proposed acquisition is subject to regulatory approval in Norway, and Transocean submitted on June 3, 2024 a merger control filing in respect of such approval. Transocean would expect to consummate the acquisition as soon as practicable after obtaining the required regulatory approval.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Transocean Ltd. Announces $161 Million in Contract Extensions and Exercised Options for Harsh Environment Semisubmersibles
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: June 4, 2024	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person